CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, President and Richard F. Sennett, Principal Financial Officer, of Legg Mason Global Asset Management Trust – Legg Mason BW International Opportunities Bond Fund. (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2011 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President Legg Mason Global Asset Management Trust – Legg Mason BW International Opportunities Bond Fund	Principal Financial Officer Legg Mason Global Asset Management Trust – Legg Mason BW International Opportunities Bond Fund

/s/ R. Jay Gerken	/s/ Richard F. Sennett
R. Jay Gerken Date: February 27, 2012	Richard F. Sennett Date: February 27, 2012

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.